EXHIBIT 10.50

TERMINATION AND RELEASE AGREEMENT, dated as of October 2,  2003 (this “Agreement”), between EROOMSYSTEM TECHNOLOGIES, INC., a Nevada corporation (the “Company”) and DEREK ELLIS, an individual residing at 5368 West Earl Place, Highland, UT 84003  (“Employee”).

WHEREAS, the Consultant resigned as the Company’s chief financial officer and Treasurer effective July 31, 2003 but continued as an employee of the Company and as a member of the Board of Directors of the Company’s wholly-owned subsidiaries eRoomSystem Services, Inc., eRoomSystem SPE, Inc. and Rsi BRE, Inc.

WHEREAS, pursuant to that certain employment agreement dated January 29, 2001, Employee was employed by the Company (the “Employment Agreement”), in connection with which employment, Employee is owed certain amounts in accrued salary compensation and other benefits (the “Past Due Compensation”).

WHEREAS, the Company is the holder of a promissory note dated December 31, 2001 in the principal amount of $19,500 (the “Employee Note”) which represents the exercise price of an option to purchase 75,000 shares (the “Option Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company, exercised by Employee on December 31, 2001.

WHEREAS, the Company and Employee each wish to (i) terminate the Employment Agreement in its entirety, (ii) waive and release the other party’s future obligations under the Employment Agreement, and all claims or liabilities which it may have against such other party as of the date of this Agreement, including, without limitation, pursuant to the Employment Agreement, and (iii) agree with the other party upon certain other terms related to the foregoing.

The parties hereto agree as follows:

1.

Termination of Services Agreement.

(a)

The Employment Agreement is hereby terminated in its entirety and Employee hereby resigns, effective October 2, 2003, as an officer of the Company and any of its subsidiaries. Each of the Company and Employee hereby acknowledges that no further obligations remain outstanding under the Employment Agreement as of the date hereof; including without limitation, the Past Due Compensation.

(b)

Each party hereto, at its own expense, shall, or shall cause its respective representatives and agents to, promptly return to the other party hereto any and all information, documents or other materials relating to or containing confidential or proprietary information of such other party hereto which are, and any and all other property of the other party hereto which is, in such party’s possession, care or control, regardless of whether such materials were created or prepared by such party and regardless of the form of, or medium containing, such information, documents or other materials or other property.

2.

Consulting Agreement.  Upon execution of this Agreement by the Company and Employee, the Company and Employee shall execute and deliver to each other counterpart signature pages to the form of certain Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”).

3.

Cancellation of Employee Note and Note Shares.  (a) The Company agrees, simultaneously with the execution and delivery of this Agreement, to surrender the Employee Note to Employee for cancellation in exchange for the surrender by Employee to the Company of the Option Shares, together with instruments of transfer executed in blank therefor, for cancellation by the Company.

(a)

In consideration for the Employee executing this Agreement and upon surrender and cancellation of the Option Shares (upon surrender to Employee of the Employee Note), the Company shall issue to Employee an option (the “New Options”) to purchase 75,000 shares of Common Stock with an exercise price of $0.26 per share and an expiration date 5 years from the date hereof, in the form attached hereto as Exhibit B.

4.

Release.

(a)

Employee, for itself and its affiliates, successors, assigns, representatives and agents (hereinafter individually and collectively referred to as the “Releasor”), for good and valuable consideration from the other party hereto, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably, unconditionally and completely releases and forever discharges the Company and its respective past and present officers, directors, employees, stockholders, affiliates, predecessors, successors, assigns, representatives and agents (hereinafter individually and collectively referred to as the “Releasee”), from (i) any and all actions, causes of action, claims, demands, losses, liabilities, agreements, understandings, costs and expenses of every kind and nature (including, without limitation, attorneys fees and legal costs), at law or in equity, whether known or unknown, suspected or unsuspected, which the Releasor now has, may have or has ever had against the Releasee, from the beginning of the world to the mutual execution of this Agreement, arising out of or in connection with the Employment Agreement or otherwise (each, a “Claim”), or (ii) any and all past, present and future obligations which the Releasee may have to the Releasor, from the beginning of the world to the mutual execution of this Agreement, pursuant to the Services Agreement or otherwise (each, a “Performance Right”), other than the obligations provided for in this Agreement.

(b)

Each Releasor party to this Agreement represents to the relevant Releasee that, as of its execution and delivery of this Agreement, such Releasor is the sole owner of all right, title and interest in and to all Claims and Performance Rights, and the Releasor has not entered into any agreement relating to the assignment, transfer, pledge or other conveyance of any Claim or Performance Right, or any right, title or interest therein.  Each Releasor party to this Agreement covenants that such Releasor shall not initiate or voluntarily participate in, or provide assistance with respect to, any legal action, claim or proceeding against the Releasee for or in respect of any Claims or Performance Rights.

Employee acknowledges and agrees that, upon receipt of (i) the New Options; (ii) the surrendered Employee Note; and (iii) an executed counterpart signature page signed by the Company to the Consulting Agreement, Employee shall have no rights, claims or recourse against the Company, its officers, directors, employees, stockholders, affiliates, predecessors, successors, assigns, representatives or agents, or the assets of any of the foregoing, pursuant to this Agreement.

5.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein, and supersedes all prior agreements or understandings between the parties with respect to such matters, including, without limitation, the Employment Agreement.  Notwithstanding anything to the contrary in the Employment Agreement, no provisions of the Employment Agreement shall survive termination thereof pursuant to Section 1 of this Agreement.

6.

Descriptive Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing, and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

eRoomSystem Technologies, Inc.

106 East 13200 South

Draper, Utah 84020-8954

Facsimile: (801) 572-3122

If to Employee, at the address set forth on the first page of this Agreement.

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 7 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

8.

Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.

Benefits of Agreement.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as otherwise provided in the immediately preceding sentence, this Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

10.

Amendments and Waivers.  No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

11.

Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable without the prior written consent of the Company.  Any instrument purporting to make an assignment in violation of this Section 11 shall be void and of no effect.

12.

GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CHOICE OR CONFLICT OF LAWS PROVISIONS).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT OR STATE COURT OF NEW YORK LOCATED IN NEW YORK CITY, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS.  EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY EXCEPT IN SUCH COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.

Enforceability.  It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

14.

Survival of Provisions.  Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5, 9, 10, 11, 12, 13, and this Section 14 shall survive both the execution and termination of this Agreement (regardless of the manner or basis of termination) in accordance with their terms.

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IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representative to execute, this Termination and Release Agreement as of the date first above written.

EROOMSYSTEM TECHNOLOGIES, INC.

By:__/s/ David A. Gestetner_____

      Name:  David A. Gestetner

      Title:  Chief Executive Officer

_/s/ Derek K. Ellis_____________

Derek Ellis